SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2004

Global Crossing Limited

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-16201	98-0407042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street Hamilton, Bermuda	HM12
(Address of Principal Executive Offices)	(Zip Code)

(441) 296-8600

(Registrant’s Telephone Number, Including Area Code)

Item 5.	Other Events and Regulation FD Disclosure.

On May 19, 2004, Global Crossing Limited issued a press release announcing that it had entered into a credit agreement with an affiliate of Singapore Technologies Telemedia Pte Ltd. Copies of the press release and credit agreement are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference as if set forth in full herein.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release issued by Global Crossing Limited on May 19, 2004.

99.2	Credit Agreement, dated as of May 18, 2004, among Global Crossing (UK) Telecommunications Limited, the other Loan Parties party thereto, and STT Communications Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2004

GLOBAL CROSSING LIMITED

By:	/s/ Daniel O’Brien
	Name:	Daniel O’Brien
	Title:	Executive Vice President and Chief Financial Officer